ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
Certified Public Accountants and
Business Consultants                              Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA          Telephone 801-486-0096
                                                  Fax 801-486-0098
                                                  E-mail KAndersen@msn.com









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Cyberexcellence, Inc.

We hereby consent to the use of our report dated February 15, 2000, for the period ended December 31, 1999 to be included in the form 10-SB in accordance with Section 12 of the Securities Exchange act of 1934.

/s/ Andersen, Andersen & Strong
-------------------------------
Andersen, Andersen & Strong L.L.C.
February 15, 2000
Salt Lake City, Utah

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